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                                                            EXHIBIT 4.11


                                  AMENDMENT TO
                                CREDIT AGREEMENT
                                ----------------


                  This Amendment is made and entered into this 23rd day of February, 1996, by and between EVERFLOW EASTERN, INC., an Ohio corporation (the "Company"), EVERFLOW EASTERN PARTNERS, L.P., a Delaware limited partnership (the "Partnerships") (the Company and the Partnership being referred to collectively as the "Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                  RECITALS:
                  ---------

                Borrower and Lender have entered into a Credit Agreement dated January 19, 1995, pursuant to which Lender has agreed to make loans to Borrower upon the terms and conditions set forth in the Credit Agreement. Borrower and Lender have agreed, and by this Amendment, do hereby agree to amend the Credit Agreement so as to reflect the acquisition by the Company of A-1 Storage of Canfield, Ltd.

                  NOW, THEREFORE, the Credit Agreement is amended in the following respects:

                  1.    Section 6.1 is amended to read as follows:

                  "6.1 INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Indebtedness, whether by way of loan or otherwise; PROVIDED, HOWEVER, the foregoing restriction shall not apply to (a) the Obligations or (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith as to which such reserve as is required by GAAP has been made or
(c) Indebtedness in the aggregate amount not to exceed $150,000; PROVIDED, HOWEVER, that the Company's Subsidiary, A-1 Storage of Canfield, Ltd.'s Indebtedness to Bank One, Youngstown, N.A. shall be permitted hereunder and shall be excluded from any aggregate Indebtedness determined under this section.

                  2.     Section 6.2 is amended to read as follows:

                  "6.2 CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Contingent Obligation; PROVIDED, HOWEVER, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business; or (b) trade credit incurred or operating leases entered into the ordinary course of business, or
(c) the Company's guarantee of its Subsidiary, A-1 Storage of Canfield, Ltd., Indebtedness to Bank One, Youngstown, N.A."


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                  3.     Section 6.3 is amended to read as follows:

                  "6.3 LIENS. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Lien or any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; PROVIDED, HOWEVER, the foregoing restriction shall not apply to Permitted Liens or to mortgage liens granted by the Company's Subsidiary, A-1 Storage of Canfield, Ltd., to Bank One, Youngstown, N.A."

                  4.     Section 6.7 is amended to read as follows:

                  "6.7 LINES OF BUSINESS. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of January 19, 1995; PROVIDED, HOWEVER, the foregoing restriction shall not apply to the expansion of the Company into the ownership, construction and management of self-storage facilities by the Company's Subsidiary, A-1 Storage of Canfield, Ltd."

                  5. In all other respects, the terms and provisions of the Credit Agreement are hereby confirmed.

                  IN WITNESS WHEREOF, this Amendment has been executed by the parties on the date first above written, but effective for all purposes, as of December 20, 1995.


BANK ONE, TEXAS, NATIONAL                 EVERFLOW EASTERN, INC.
ASSOCIATION


By: /s/ James S. Bolinger                 By:  /s/ William A. Siskovic
   ---------------------------------         ------------------------------
   James S. Bolinger, Vice President      Its: Vice President


                                          EVERFLOW EASTERN PARTNERS, L.P.

                                          By:  Everflow Management Company,
                                               its general partner

                                          By:  Everflow Management Corporation

                                          By:  /s/ William A. Siskovic
                                             -------------------------------
                                          Its: Vice President